UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240. 14a-12

Crown Electrokinetics Corp.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CROWN ELECTROKINETICS CORP.
11601 Wilshire Blvd., Suite 2240
Los Angeles, California 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, August 11, 2023 at 9:00AM (EST)

TO THE STOCKHOLDERS OF CROWN ELECTROKINETICS CORP.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Crown Electrokinetics Corp. (“Crown,” “we,” “us,” “our,” and the “Company”) will be held on Friday, August 11, 2023, at 9:00 AM EST, at the offices of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, for the purposes of considering and acting on the following items:

1.      To elect three (3) persons to our Board of Directors, each to hold office until the 2024 annual meeting of stockholders and until their respective successors shall have been duly elected or appointed and qualify;

2.      To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.      To approve a reverse stock split of our Common Stock, par value $0.0001 per share (“Common Stock”), at a ratio of not more than 1-for-60 (the “Reverse Split Amendment”), such ratio to be determined by the Board of Directors on or prior to December 15, 2023, in its sole discretion;

4.      To approve the issuance of shares of Common Stock to holders of certain senior secured notes in connection with the extension of the maturity date thereof;

5.      To approve the issuance of shares of Common Stock and warrants to purchase shares of Common Stock to holders of certain of our secured convertible notes in connection with the amendment and waiver of certain terms thereof;

6.      To approve private placements of shares of preferred stock and warrants to purchase Common Stock;

7.      To approve the issuance of shares of Common Stock in connection with extensions of the maturity date of promissory notes pursuant to our line of credit;

8.      To approve the issuance of shares of Common Stock to holders of our demand notes;

9.      To approve the issuance of shares of our Common Stock pursuant to the our equity line of credit; and

10.    Such other related matters and business as may properly come before the annual meeting or any adjournments or postponements thereof.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our Common Stock as of the close of business on July 10, 2023 are entitled to notice of, and to vote at, the Annual Meeting. The holders of at least a majority of our outstanding shares of voting stock entitled to vote and present in person or by proxy are required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,
/s/ Douglas Croxall
Douglas Croxall
Chairman and Chief Executive Officer

July 21, 2023

Los Angeles, California

OUR BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN OUR ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

CROWN ELECTROKINETICS CORP.
11601 Wilshire Blvd., Suite 2240
Los Angeles, California 90025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, August 11, 2023 at 9:00AM (EST)

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Crown Electrokinetics Corp., a Delaware corporation (“Crown,” “we,” “us,” “our,” and the “Company”), for use at the Annual Meeting of Stockholders to be held on Friday, August 11, 2023, at 9:00AM EST, at the office of Pryor Cashman LLP at 7 Times Square, New York, NY 10036, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy cards are being mailed to stockholders on or about July 21, 2023.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 11, 2023: The Proxy Statement and the Annual Report to Stockholders are available at https://crownek.com. We encourage you to review all of the important information contained in the proxy materials contained herein or accessed via our website before voting.

Solicitation and Voting Procedures

Solicitation.    The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our shares entitled to vote at the Annual Meeting. We may conduct further solicitation personally, telephonically, electronically or by facsimile through our officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy cards to vote their shares in the following manner:

•        by mail, by marking the enclosed proxy card(s) applicable to you as the holder of shares of our Common Stock, par value $0.0001 per share (“Common Stock”) and/or our preferred stock, signing and dating it, and returning it in the postage-paid envelope provided;

•        by telephone, by dialing the toll-free telephone number 1-800-690-6903 from within the United States or Canada and following the instructions. Stockholders voting by telephone need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock and/or our preferred stock; and

•        through the Internet, by accessing the World Wide Website address www.proxyvote.com. Stockholders voting by the Internet need not return the proxy card(s) applicable to them as the holder of shares of our Common Stock.

Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Joel Krutz, the Chief Financial Officer of Crown Electrokinetics Corp., at 11601 Wilshire Blvd., Suite 2240, Los Angeles, California 90025, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

Voting Procedure.    The presence at the Annual Meeting of a majority of our outstanding shares of voting stock entitled to vote and represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on July 10, 2023 has been fixed as the record date (the “Record Date”) for determining the holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.

As of the Record Date, there were 67,169,261 shares of Common Stock outstanding, which shares were entitled to an aggregate of 67,169,261 votes at the Annual Meeting. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, and 9, as applicable.

Abstentions and broker non-votes will each be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1. Abstentions will have the effect of being cast “against” Proposal Nos. 2, 4, 5, 6, 7, 8, and 9, but broker non-votes will have no effect on such proposals. Abstentions and broker non-votes will have the effect of being cast “against” Proposal No. 3.

A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that all proposals in this proxy statement, other than (i) the ratification of the independent registered public accounting firm, and (ii) the approval of a reverse stock split of our Common Stock in a ratio of not more than 1-for-60, such ratio to be determined by the Board of Directors on or prior to December 15, 2023, in its sole discretion (Proposal No. 3) are non-routine proposals; therefore, your broker, bank or other agent will only be entitled to vote on Proposal Nos. 2 and 3 at the Annual Meeting without your instructions.

On each matter properly presented for consideration at the Annual Meeting, holders of Common Stock will be entitled to one vote for each share of Common Stock held. Stockholders do not have cumulative voting rights in the election of directors.

Vote Required.

For the election of directors (Proposal No. 1), the nominees who receive a plurality of votes from the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected.

For the approval of the ratification of our independent registered public accounting firm (Proposal No. 2), the approval of the issuance of shares of Common Stock to holders of our senior secured notes in connection with the extension of the maturity date hereof (Proposal No. 4), the approval of the issuance of shares of Common Stock and warrants to purchase shares of Common Stock to holders of certain of our secured convertible notes in connection with the amendment and waiver of certain terms thereof (Proposal No. 5), the approval of the private placements of shares of preferred stock and warrants to purchase Common Stock (Proposal No. 6), the approval of the issuance of shares of Common Stock in connection with extensions of the maturity date of a promissory notes pursuant to our line of credit (Proposal No. 7), the approval of the issuance of shares of Common Stock to holders of demand notes (Proposal No. 8), and the approval of the issuance of shares of our Common Stock pursuant to our equity line of credit (Proposal No. 9), the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting is required.

For the approval of the approval of a reverse stock split of our Common Stock in a ratio of not more than 1-for-60, such ratio to be determined by the Board of Directors on or prior to December 15, 2023, in its sole discretion (Proposal No. 3), the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on such matter is required.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

Householding.    Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Crown Electrokinetics Corp., 11601 Wilshire Blvd., Suite 2240, Los Angeles, California 90025, phone: (800) 674-3612, Attention: Chief Financial Officer. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws (the “Bylaws”) provide that the Board of Directors of our Company shall consist of not less than one (1) member and not more than fifteen (15) members, as fixed by the Board of Directors. Currently, the Board of Directors consists of three (3) members.

At the Annual Meeting, three (3) directors are to be elected to serve until the 2024 annual meeting of our stockholders and until such directors’ respective successors are elected or appointed and qualify or until any such director’s earlier resignation or removal. The Board of Directors has nominated each of the persons listed below for election to the Board of Directors at the Annual Meeting. Each of the director nominees is currently a member of our Board of Directors.

Name	Age	Position	Director Since
Douglas Croxall	54	Chairman and Chief Executive Officer	2015
Daniel Marcus(1)(2)(3)	57	Director	2022
Dr. DJ Nag(1)(2)(3)	55	Director	2020

____________

(1)      Member of Audit Committee.

(2)      Member of Compensation Committee.

(3)      Member of Governance and Nominating Committee.

Board Diversity Matrix (As of June 30, 2023)
Total Number of Directors: 3
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	3	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the current Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without the nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws.

Nominees

Douglas Croxall.    Mr. Croxall is the Chief Executive Officer and Chairman of the Board of Directors of the Company. Prior to co-founding the Company, Mr. Croxall was the CEO and Chairman of the Board of Directors of Marathon Patent Group from November 2012 until December 2017. Mr. Croxall holds a BA degree from Purdue University and an MBA from Pepperdine University.

The Company’s Board of Directors believes that Mr. Croxall should continue to serve as a member of the Board of Directors due to his executive experience, and his financial, investment, and management experience, which will provide the requisite qualifications, skills, perspectives, and experience that make him well qualified.

Dr. DJ Nag. Dr. Nag has served as a member of the Company’s Board of Directors since July 2020. Dr. Nag is the Chief Investment Officer at Ventech Solutions, a healthcare technology company that manages quality data for the Center for Medicare and Medicaid Services (CMS). He has successfully led Ohio State University, Rutgers University and University of Nebraska’s technology transfer operations that included licensing, startup and investments. As an entrepreneur, he led a number of start-ups in the intellectual property strategy, artificial intelligence, and medical device space. As a consultant in patent monetization and intellectual property strategy, he has worked with many Fortune 500 companies, universities, and national governments. He was a Director of Ocean Tomo and a Vice President at ICAP Ocean Tomo, leading patent transaction markets. He was recognized as one of the top IP strategists by IAM300 in 2019. Dr. Nag was on the Board of the Association of University Technology Managers, Inc. (AUTM) from 2012 to 14, focused on educating the members around world on the importance of technology transfer and intellectual property. He is widely recognized as a global intellectual property strategist working with government and universities in Poland, Japan, India, Turkey, Brazil, South Korea, Ukraine and many other countries. Currently, he teaches intellectual property strategy and negotiations as a Professor of Practice at Rutgers University and a Visiting Professor at Shizuoka University. He volunteers as the first Executive-in-Residence at the Dublin City Schools, leading a startup academy for high school students and serves on the foundation board at the Dublin Methodist Hospital.

The Company’s Board of Directors believes that Dr. Nag should continue to serve as a member of the Board of Directors due to his executive, technological and intellectual property experience.

Daniel Marcus. Mr. Marcus has served as a member of the Company’s Board of Directors since October 2022. Mr. Marcus is the Principal and Founder of Marcus Capital. Prior to forming Marcus Capital in 2004, Mr. Marcus worked at Bear Stearns as a managing director and has over 25 years of investment experience. He earned his Bachelors of Business Degree in Economics from the University of Wisconsin-Madison. In addition to forming Marcus Capital, Mr. Marcus is a founding partner of Spark Ventures, a non-profit charitable organization. Mr. Marcus has been involved with various charities including 10 years as a Child Life Specialist at Children’s Memorial Hospital, Chicago and two years at The Night Ministry, working to serve homeless and runaway youth.

The Company’s Board of Directors believes that Mr. Marcus should continue to serve as a member of the Board of Directors due to his executive, financial and investment experience.

The above information is submitted concerning the nominees for election as directors based upon information received by us from such persons.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of our Common Stock as of July 10, 2023 (the “Determination Date”) by: (i) each current director of our company and each director nominee; (ii) each of our Named Executive Officers; (iii) all current executive officers and directors of our company as a group; and (iv) all those known by us to be beneficial owners of more than five percent (5%) of our Common Stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Determination Date, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of the Determination Date when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table, and subject to state community property laws where applicable, all beneficial owners named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 67,169,261 shares of Common Stock outstanding as of the Determination Date. Unless otherwise indicated, the business address of each person in the table below is c/o Crown Electrokinetics Corp., at 11601 Wilshire Blvd., Suite 2240, Los Angeles, California 90025. No shares identified below are subject to a pledge.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(2)
Croxall Family Trust(3)	4,199,882	5.95%
Timothy Koch(4)	1,638,795	2.40%
Joel Krutz(5)	333,333	* %
Dr. DJ Nag(6)	87,023	* %
Daniel Marcus	7,000	* %
All Beneficial Owners as a group (5) persons	6,266,033	8.67%

____________

*        Beneficial ownership of less than 1.0% is omitted.

(1)      A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

(2)      Shares of our Common Stock issuable upon the conversion of our convertible preferred stock are deemed outstanding for purposes of computing the percentage shown above. In addition, for purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days after the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days after the date of this prospectus is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3)      Includes options to purchase 3,399,006 shares of our Common Stock.

(4)      Includes options to purchase 1,224,905 shares of our Common Stock.

(5)      Includes 311,111 vested restricted stock units.

(6)      Includes 37,024 vested restricted stock units and options to purchase 49,999 shares of our Common Stock.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Common Stock outstanding.

Biographical Information Concerning Executive Officers

Biographical information concerning our Chief Executive Officer and President and Chief Operating Officer, who also serve as members of our Board of Directors, is set forth above. Biographical information concerning our Chief Financial Officer, Chief Technology Officer and Co-President and Chief Marketing Officer is set forth below.

Joel Krutz is our Chief Financial Officer. Joel Krutz is an experienced executive in finance and operations, with a history in building and developing financial reporting. Most recently, Mr. Krutz had served as CFO for ViacomCBS Networks International (“VCNI”), the premium content companies international division since 2015. As CFO of VCNI, Mr. Krutz successfully steered the business through a transformational period of expansion, diversification, and growth. Prior to his role as CFO of VCNI, Mr. Krutz held a number of progressive London and New York based CFO and senior strategic finance roles for Viacom where he built and developed financial infrastructure to support businesses through a range of rapid growth, turnaround, and portfolio optimization challenges. Originally from New Zealand, Mr. Krutz received a Bachelor of Management Studies with an Accounting major from Waikato University, obtained his professional CIMA qualification from the UK’s Association of Chartered Management Accountants, and CTAMU certification from Harvard Business School’s Executive program.

Timothy Koch is our Chief Technology Officer. Prior to co-founding Crown, he was in charge of the R&D team at HP that invented electrokinetic (EK) technology. He has over 30 years of engineering and management experience in both technology development and product manufacturing. He holds a BS from Cornell University and a MS from Stanford University, both degrees in Material Science & Engineering. He has also completed an Executive Development Program from the Cornell University Johnson Graduate School of Management.

Director’s Qualifications

In selecting a particular candidate to serve on our Board of Directors, we consider the needs of our company based on particular experiences, qualifications, attributes and skills that we believe would be advantageous for our Board members to have and would qualify such candidate to serve on our Board given our business profile and the environment in which we operate. The table below sets forth such experiences, qualifications, attributes and skills, and identifies the ones that each director nominee possess.

Attributes	Mr. Croxall	Dr. Nag	Mr. Marcus
Financial Experience	X	X	X
Public Board Experience	X	X
Industry Experience	X	X
Scientific Experience		X
Commercial Experience	X
Corporate Governance Experience	X		X
Capital Markets Experience	X		X
Management Experience	X	X	X

Arrangements Regarding Director Nominations

There are no arrangements regarding the nomination of our directors.

Family Relationships

There are no familial relationships between any of our executive officers and directors.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Independence of the Board of Directors

The Board of Directors utilizes NASDAQ’s standards for determining the independence of its members. In applying these standards, the Board considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board has determined that the following two (2) director nominees, namely Dr. DJ Nag and Daniel Marcus, are independent directors within the meaning of the NASDAQ independence standards. In making these independence determinations, the Board did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Meetings of the Board of Directors

To date, the Board of Directors held six meetings during our 2023 fiscal year. To date, during our 2023 fiscal year, Messrs. Croxall and Marcus attended more than 75% of the aggregate number of meetings of the Board of Directors that were held during the time that they served as members of the Board of Directors. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but we strongly encourage all members of the Board of Directors to attend our annual meetings and expect such attendance except in the event of extraordinary circumstances.

Committees of the Board of Directors

The Board of Directors has established and currently maintains the following three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating and Committee (the “G&NC”).

Currently, the Audit Committee consists of Mr. Marcus (Chair) and Dr. Nag, the Compensation Committee consists of Mr. Marcus (Chair) and Dr. Nag, and the G&NC consists of Dr. Nag (Chair) Mr. Marcus. It is anticipated that, following the Annual Meeting, the committee members will remain the same. During the 2023 fiscal year, the Audit Committee held one meeting, the Compensation Committee held one meeting, and the G&NC held zero meetings. Mr. Marcus attended at least 75% of the meetings that were held during the periods when they served as members of such committee.

Audit Committee.    Among other functions, the Audit Committee authorizes and approves the engagement of the independent registered public accounting firm, reviews the results and scope of the audit and other services provided by the independent registered public accounting firm, reviews our financial statements, reviews and evaluates our internal control functions, approves or establishes pre-approval policies and procedures for all professional audit and permissible non-audit services provided by the independent registered public accounting firm and reviews and approves any proposed related party transactions. The Board of Directors has determined that each of the current members of the Audit Committee is an independent director within the meaning of the NASDAQ independence standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Mr. Marcus qualifies as an Audit Committee Financial Expert under applicable SEC Rules and that each of the members of the Audit Committee satisfies the NASDAQ standards of financial literacy and financial or accounting expertise or experience.

Compensation Committee.    The Compensation Committee’s functions include reviewing and approving the compensation and benefits for our executive officers, administering our equity compensation plans and making recommendations to the Board of Directors regarding these matters. Neither the Compensation Committee nor the Board of Directors retained any consultants to assist in the review and approval of the compensation and benefits for the executive officers of our company during our 2023 fiscal year. The Board of Directors has determined that each current member of the Compensation Committee is an independent director within the meaning of the NASDAQ independence standards.

Governance and Nominating Committee.    The G&NC searches for and recommends to the Board of Directors potential nominees for director positions and makes recommendations to the Board of Directors regarding the size, composition and compensation of the Board of Directors and its committees. The Board of Directors has determined that each current member of the G&NC is an independent director within the meaning of the NASDAQ independence standards.

Selection of Board Candidates

In selecting candidates for the Board of Directors, the Board (or, as used throughout this section, the G&NC, as applicable) begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Board will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Board will solicit recommendations for nominees from persons whom the Board believes are likely to be familiar with qualified candidates, including members of our Board of Directors and our senior management. The Board may also engage a search firm to assist in the identification of qualified candidates. The Board will review and evaluate those candidates whom it believes merit serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Board may solicit the views of management and other members of the Board, and may conduct interviews of proposed candidates.

The Board generally requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The Board will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of our stockholders. In addition, the Board requires that all candidates have no interests that materially conflict with our interests and those of our stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing us and have adequate time to devote to service on the Board of Directors.

The Board will consider stockholder recommendations for nominees to fill director positions, provided that the Board will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees as required by our Bylaws, to our Secretary following the same procedures as described in “Stockholder Communications” in this Proxy Statement. In order for a nominee for directorship submitted by a stockholder to be considered, such recommendation must be received by the Secretary by the time period set forth in our most recent proxy statement for the submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act. The Secretary shall then deliver any such communications to the Chairman of the Board of Directors or the G&NC, as applicable. The Board of Directors will evaluate stockholder recommendations for candidates for the Board of Directors using the same criteria as for other candidates, except that the Board may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is currently chaired by Mr. Croxall, who also serves as our Chief Executive Officer, having been engaged in such roles since the Company’s inception. The Board does not believe that it is appropriate to prohibit one person from serving as both Chairman of the Board and Chief Executive Officer. Our Board will continually evaluate our leadership structure and could in the future decide to separate the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our company and its stockholders.

The Board of Directors has not named a lead independent director. However, to strengthen the voice of our independent directors, we provide that such directors meet on a regular basis, and we have provided that all of the members of the Audit Committee, the Compensation Committee and the G&NC are independent.

Our Board of Directors and the Audit Committee thereof is responsible for overseeing the risk management processes on behalf of our company. The Board and, to the extent applicable, the Audit Committee, receive and review periodic reports from management, auditors, legal counsel and others, as considered appropriate regarding our company’s assessment of risks. Where applicable, the Audit Committee reports regularly to the full Board of Directors with respect to risk management processes. The Audit Committee and the full Board of Directors focus on the most significant risks facing our company and our company’s general risk management strategy, and also ensure that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees the risk management of our company, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Stockholder Communications

All stockholder communications must: (i) be addressed to our Secretary or Board of Directors at our address; (ii) be in writing in print and delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service; (iii) be signed by the stockholder sending the communication; (iv) indicate whether the communication is intended for the entire Board of Directors, a committee thereof, or the independent directors; (v) if the communication relates to a stockholder proposal or director nominee, the name and address of the stockholder, the number of shares and class of held by the stockholder, any voting rights with respect to shares not beneficially owned and other ownership or voting interests in our shares, whether economic or otherwise, the length of time such shares have been held, and the stockholder’s intention to hold or dispose of such shares, provided that we will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of stockholder proposals under Rule 14a-8 of Regulation 14A under the Exchange Act; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate as is required by our Bylaws.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Secretary shall promptly deliver such communication to the appropriate member(s) of the Board of Directors or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the chairman of the Board of Directors with a copy to the Chief Executive Officer, the chairman of the applicable committee, or to each of the independent directors, as the case may be.

The Chief Executive Officer may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to the independent directors, the Chief Executive Officer may not copy any member of management in forwarding such communications. In addition, the Chief Executive Officer may, in his sole discretion and acting in good faith, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the intended recipient and any such correspondence may be forwarded elsewhere in our company for review and possible response.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Approval for Related Party Transactions

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions. Our Code of Ethics and Business Conduct requires that all employees, including officers and directors, disclose to the Chief Executive Officer the nature of any company business that is conducted with any related party of such employee, officer or director (including any immediate family member of such employee, officer or director, and any entity owned or controlled by such persons). If the transaction involves an officer or director of our company, the Chief Executive Officer must bring the transaction to the attention of the Audit Committee, which must review and approve the transaction in advance. In considering such transactions, the Audit Committee takes into account the relevant available facts and circumstances.

Related Party Transactions

We have not engaged in any related party transactions in the last three years.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Marcum LLP (“Marcum”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Marcum has served as our independent registered public accounting firm since 2017.

In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by us.

Your ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2024 does not preclude us from terminating our engagement of Marcum and retaining a new independent registered public accounting firm, if we determine that such an action would be in our best interest.

The following table sets forth the fees billed to us for professional services rendered by Marcum for the year ended December 31, 2022, the nine months ended December 31, 2021, and the year ended March 31, 2021:

SERVICES

	31-Dec-22	31-Dec-21	31-Mar-21
Audit fees	$206,510	$124,630	$146,000
Tax fees	16,700	14,317	21,242
All other fees	90,365	7,725	88,138
Total fees	$313,575	$146,672	$265,380

____________

(1)      Audit Fees — Audit fees consist of fees billed for the audit of our annual financial statements and the review of the interim consolidated financial statements.

(2)      Audit-Related Fees — These consisted principally of the aggregate fees related to audits that are not included Audit Fees.

(3)      Tax Fees — Tax fees consist of aggregate fees for tax compliance and tax advice, including the review and preparation of our various jurisdictions’ income tax returns.

Pre-Approval Policies and Procedures

The Audit Committee has the authority to appoint or replace our independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is also responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm was engaged by, and reports directly to, the Audit Committee.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

PROPOSAL TO approve reverse stock split of our COMMON STOCK in a ratio of not more than 1-for-60

General Description of Corporate Action

On July 10, 2023, the Board approved the proposal to amend our Certificate of Incorporation, to enable a potential reverse split (the “Reverse Split”) of our outstanding shares of Common Stock within a ratio of not less than 1-for-2 and not more than 1-for-60 to be selected at the discretion of our Board. Stockholder approval of this proposal will authorize our Board, in its sole discretion, to determine whether to effect the Reverse Split and to set the exact ratio within the range at which the Reverse Split will be effected, at any time prior December 15, 2023. Our Board believes that approval of this proposal to effect the Reverse Split and to determine the ratio as opposed to approval of an immediate reverse stock split at a specific ratio, and to effect such reverse stock split at any time prior to December 15, 2023, will provide our Board with maximum flexibility to react to current market conditions and therefore to achieve the purposes of the Reverse Split, if implemented, and to act in the best interests of our stockholders.

Effecting the Reverse Split requires that our Certificate of Incorporation be amended. If approved, the Reverse Split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation, in the form attached to this proxy statement as Annex A (the “Certificate of Amendment”), with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board.

Reasons for Approving the Reverse Split

The intention of the Board in obtaining approval for the authority to effect a Reverse Split would be to increase the stock price of our Common Stock sufficiently above the $1.00 minimum bid price requirement to regain its listing on the Nasdaq Capital Market (“Nasdaq”). The Board, in its sole discretion, can elect to abandon the Reverse Split in its entirety at any time.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock as described below. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders (whether such stockholders hold Common Stock) since each stockholder would hold the same percentage of our Common Stock (in hand or on an as converted basis) outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not be affected by the Reverse Split.

General Effect of the Reverse Split

The table below shows the effect of the Reverse Split, combined with the effect of the Authorized Shares Increase, on the Common Stock issued and outstanding as of the date hereof, assuming an exchange ratio of each of 1: 20, 1: 40 and 1: 60, respectively, for the Reverse Split.

The columns labeled “After Reverse Split and Authorized Shares Increase” in the table do not reflect the adjustments that will result from the issuance of additional shares to certain holders to round up their fractional shares. The Company cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

Shares of Common Stock	Prior to Reverse Split and Authorized Shares Increase	After Reverse Split (1 for 20)	After Reverse Split (1 for 40)	After Reverse Split (1 for 60)
Authorized	800,000,000	800,000,000	800,000,000	800,000,000
Issued and outstanding	67,169,261	3,358,464	1,679,232	1,119,488
Reserved for future issuance	275,157,105	13,757,856	6,878,928	4,585,952
Available for issuance	457,673,634	782,883,682	791,441,841	794,294,561

Reasons for the Reverse Split; Nasdaq Requirements for Continued Listing

The Board’s primary objective in proposing a potential Reverse Split is to raise the per share trading price of our Common Stock. Our Common Stock currently trades on Nasdaq under the symbol “CRKN.”

On September 1, 2022, we received a deficiency notice from Nasdaq informing us that our Common Stock failed to comply with the $1 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) based upon the closing bid price of the Common Stock for the 30 consecutive business days prior to the date of the notice from Nasdaq. To regain compliance, the minimum bid price of the Common Stock was required to meet or exceed $1.00 per share for a minimum of ten consecutive trading days at any time prior to February 28, 2023.

On March 1, 2023, we received a letter from Nasdaq notifying us that we had not regained compliance with the Bid Price Rule as of February 28, 2023 and that we were not eligible for a second 180 day extension period. We requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which hearing was held on April 20, 2023. At the Panel hearing, the Company, represented by members of senior management and outside counsel, advised that the Company intends to regain compliance with the Bid Price Rule by effecting a reverse stock split. On May 15, 2023, the Company received a letter (the “Letter”) from Nasdaq notifying the Company that the Panel had granted the Company’s request to continue its listing on Nasdaq until August 28, 2023, subject to certain conditions.

To regain compliance, among other things, the bid price of our Common Stock must close at or above $1.00 per share for a minimum of ten consecutive business days at any time during the additional 180-day compliance period. If we again cease to comply with the minimum per share average closing price standard of Rule 5550(a)(2) and fail to regain compliance by the end of the additional 180-day compliance period, or August 28, 2023, our Common Stock will be subject to delisting by the Nasdaq. In the event that our Common Stock is delisted by Nasdaq, our Common Stock would likely trade on the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares. Such potential delisting from the Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

Our Board believes that the Reverse Split and any resulting increase in the per share price of our Common Stock will enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to a factor of at least 60. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Reverse Split Proposal, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Certificate of Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $1.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing of the Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Effect on Registration

Our Common Stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be our transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the Certificate of Amendment will not reduce the authorized number of shares of our capital stock.

In accordance with our Certificate of Incorporation, and Delaware law, our stockholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The authorized Common Stock will not be diluted as a result of the Reverse Split. The Common Stock that is authorized but unissued provides the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio that is determined by the Board (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of the U.S. federal income tax consequences of the Reverse Split generally applicable to U.S. holders (as defined below) of our Common Stock, and is based upon U.S. federal income tax law and relevant interpretations thereof in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to you in light of your individual circumstances, including if you are subject to special tax rules that apply to certain types of investors (e.g., financial institutions, insurance companies, broker-dealers, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market tax accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold our securities as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax on certain investment income or the alternative minimum tax.

This summary is limited to U.S. holders that hold our Common Stock as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. holder” is a beneficial holder of Common Stock who or that, for U.S. federal income tax purposes, is:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized (or treated as created or organized) in or under the laws of the United States or any state or political subdivision thereof;

•        an estate the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust if (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of the outstanding shares of common stock entitled to vote, is required for approval of this Proposal No. 3. For purposes of the approval of Proposal No. 3, abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

Proposal to Approve THE ISSUANCE OF SHARES OF COMMON STOCK TO HOLDERS OF CERTAIN OF OUR SENIOR SECURED NOTES

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d) of The Nasdaq Stock Market LLC (“Listing Rule 5635(d)”), for the issuance of 14,710,000 shares of Common Stock to holders of our senior secured notes with a principal amount of approximately $1.2 million issued on or around January 3, 2023 (the “January Notes”) in connection with the extension of the maturity dates thereof.

The information set forth in this Proposal No. 4 is qualified in its entirety by reference to the full text of the form of the January Purchase Agreement (defined below), January Warrants (defined below) and the January Notes attached as exhibits 10.2, 4.1 and 4.2, respectively, to our Current Report on Form 8-K filed with the SEC on January 4, 2023. Stockholders are urged to carefully read these documents.

Background

On January 3, 2023, we entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with certain accredited investors as purchasers. Pursuant to the January Purchase Agreement, we sold, and the investors purchased, the January Notes and 2,500,000 warrants (“January Warrants”), each January Warrant entitling the holder to purchase one share of our Common Stock.

The January Notes were issued with an original issue discount of 20%, do not bear interest, and matured three months from the date of issuance (unless extended pursuant to the terms of the January Notes). To secure our obligations thereunder and under the January Purchase Agreement, we granted a security interest over all of our assets to the collateral agent for the benefit of the investors. On May 8, 2023, we entered into a letter agreement (the “Extension Letter”) with the lead noteholder and collateral agent for the January Notes (the “Agent”), pursuant to which we agreed to issue an aggregate of 710,000 shares of Common Stock to the holders of January Notes in exchange for the extension of the maturity date thereof until May 15, 2023.

On May 15, 2023, the Agent agreed to grant us an additional extension of the maturity date thereof until May 23, 2023 in exchange for the issuance by us to the holders of January Notes, on a pro rata basis, of 4,000,000 shares of our Common Stock. Subsequently, on May 23, 2023, the Agent agreed to grant us an extension of the maturity date thereof until May 31, 2023 in exchange for the issuance by us to the January Investors, on a pro rata basis, of 1,500,000 shares of our Common Stock. Thereafter, on May 31, 2023, the Agent for the January Notes agreed to grant us an extension of the maturity date thereof until June 12, 2023 in exchange for the issuance by us to the January Investors, on a pro rata basis, of 6,000,000 shares of our Common Stock. On June 30, 2023, the Company and the remaining January Investors agreed to extend the maturity date of the January Notes until July 31, 2023, in exchange for 2,500,000 shares of our Common Stock.

The January Warrants are exercisable for five years at an exercise price of $0.32, subject to adjustment under certain circumstances described in the January Warrants.

Nasdaq Stockholder Approval Requirement

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 4. For purposes of the approval of Proposal No. 4, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

Proposal to Approve THE ISSUANCE OF SHARES OF COMMON STOCK AND WARRANTS TO PURCAHSE SHARES OF COMMON STOCK TO CERTAIN HOLDERS OF OUR SECURED CONVERTIBLE NOTES IN CONNECTION WITH THE WAIVER AND AMENDMENT OF CERTAIN TERMS AND PROVISIONS THEREOF

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d), for the issuance of 1,903,429 shares of Common Stock (the “Waiver Shares”) and warrants to purchase up to 5,813,414 shares of our Common Stock (the “Waiver Warrants”) to certain holders of our secured convertible notes with a principal amount of approximately $5.4 million issued on or around October 19, 2022 (the “October Notes”) in connection with the waiver and amendment of certain terms and provisions thereof, which Waiver Shares are equivalent to a 5% increase in the original issue discount of the October Notes based on the closing price of the Common Stock on the day prior to the date the March Waivers (defined below) was executed. The Waiver Warrants are exercisable for five (5) years to purchase an aggregate of 5,813,414 shares of the Company’s common stock at an exercise price of $0.32 per share, subject to adjustment under certain circumstances described in the Waiver Warrants.

The information set forth in this Proposal No. 5 is qualified in its entirety by reference to the full text of the form of the October Purchase Agreement (defined below), October Warrants (defined below) and the October Notes attached as exhibits 10.1, 4.1 and 4.2, respectively, to our Current Report on Form 8-K filed with the SEC on October 19, 2022, the full text of the form of Waiver Warrants and the form of February Waivers (defined below) attached as exhibits 4.1 and 10.1, respectively, to our Current Report on Form 8-K filed with the SEC on March 6, 2023, and the full text of the form of March Waivers (defined below) attached as exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2023. Stockholders are urged to carefully read these documents.

Background

On October 19, 2022, we entered into a Securities Purchase Agreement with certain investors (the “October Purchase Agreement”), pursuant to which such investors purchased the October Notes, which are convertible into shares of Common Stock at a conversion price per share of $0.495, subject to adjustment under certain circumstances described in the October Notes. In addition, the investors received warrants, which are exercisable for a period of five years, to purchase an aggregate of 21,759,403 shares of Common Stock (the “October Warrants”).

On February 28, 2023, we and the investors entered into waiver agreements (the “February Waivers”) pursuant to which, among other things, the maturity date of the October Notes was extended from October 18, 2022 until April 14, 2023. In connection with the February Waivers, we issued the Waiver Warrants.

On March 24, 2023, we and the investors entered into waiver and amendment agreements (the “March Waivers”) pursuant to which the investors waived certain provisions of the October Purchase Agreement to allow us to issue securities in an at-the-market offering at a price per share that is lower than the conversion price of the October Notes of $0.33 and to remove certain cash requirements set forth in the October Notes, and the investors were offered either (i) the option to both (a) change the purchase price under the October Purchase Agreement to $600 for each $1,000 of principal amount of October Notes and October Warrants to be purchased by such investor, representing an Original Issue Discount of 40% and (b) raise the conversion price of the October Notes to $0.536 or (ii) subject to approval by our stockholders requested hereby, the option to receive a number of shares of Common Stock reflecting an increase in the principal amount of the October Notes equivalent to a 5% increase in the original issue discount of the October Notes based on the closing price of the Common Stock on the day prior to the date the March Waivers were executed. Pursuant to the March Waivers, certain holders of the October Notes elected to receive an aggregate of 1,903,429 Waiver Shares.

Nasdaq Stockholder Approval Requirement

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 5. For purposes of the approval of Proposal No. 5, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6

Proposal to Approve private PLACEMENTS of Preferred Stock and warrants to purchase COMMON STOCK

We are seeking stockholder approval and ratification, for purposes of complying with Listing Rule 5635(d), for the sale in private placements (the “Private Placements”) of: (i) 4,093 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), (ii) 1,255 shares of the Company’s Series F-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), (iii) 404 shares of the Company’s Series F-2 Preferred Stock, par value $0.0001 per share (the “Series F-2 Preferred Stock”), (iv) warrants (the “Series F Warrants”) exercisable into 35,527,739 shares of our Common Stock at an exercise price equal to $0.1478 per share (the “Series F Conversion Price”) issued in connection with the issuance of Series F Preferred Stock, (v) warrants (the “Series F-1 Warrants”) exercisable into 23,902,602 shares of our Common Stock at an exercise price equal to $0.1499 per share (the “Series F-1 Conversion Price”) issued in connection with the issuance of Series F-1 Preferred Stock, and (vi) warrants (the “Series F-2 Warrants” and with the securities listed in (i), (ii), (iii), (iv), and (v) above, collectively, the “Private Placement Securities”) exercisable into 7,496,749 shares of our Common Stock at an exercise price equal to $0.1538 per share (the “Series F-2 Conversion Price”) issued in connection with the issuance of Series F-2 Preferred Stock. The Company is seeking approval of only the Private Placement Securities instead of all securities issued in the Private Placements (as described below in the Background section, because the Private Placement Securities represent only original discount securities issued while all other securities were issued at market price.

The information set forth in this Proposal No. 6 is qualified in its entirety by reference to the full text of the Series F COD (defined below), form of Series F Warrant, and form of Exchange Agreement (defined below) attached as exhibits 3.1, 4.1 and 10.1, respectively, to our Current Report on Form 8-K filed with the SEC on June 6, 2023, and the full text of the Series F-1 COD (defined below), the Series F-2 COD (defined below), form of Series F-1 Warrant, form of Series F-2 Warrant, Form of Series F-1 Purchase Agreement (defined below), and form of Series F-2 Purchase Agreement (defined below) attached as exhibits 3.2, 3.3, 4.1, 4.2, 10.1, and 10.3, respectively, to our Current Report on Form 8-K filed with the SEC on June 15, 2023. Stockholders are urged to carefully read these documents.

Background

Series F Preferred Stock and Series F Warrants

As discussed above in Proposal No. 5, on October 19, 2022, we entered into the October Purchase Agreement with certain accredited investors as purchasers (the “October Investors”). Pursuant to the October Purchase Agreement, we sold, and the October Investors purchased, the October Notes and the October Warrants. Also as noted in Proposal No. 5 above, the Company entered into the February Waivers and March Waivers with the October Investors and issued the Waiver Warrants.

As discussed above in Proposal No. 4, on January 3, 2023, the we entered into the January Purchase Agreement with certain accredited investors as purchasers (the “January Investors”). Pursuant to the January Purchase Agreement, we sold, and the January Investors purchased, the January Notes and the January Warrants.

As discussed below in Proposal No. 8, between May 17, 2023 and May 30, 2023, we issued Demand Notes (defined below) to certain investors (the “Holders”). The Demand Notes were due and payable at any time upon demand by a Holder after the earlier of (i) the consummation of our first securities offering after the issuance of the Demand Notes and (ii) July 16, 2023.

On July 26, 2022, we entered into a Securities Purchase Agreement (the “Series D Purchase Agreement”) with certain accredited investors (the “Series D Purchasers”), pursuant to which the Series D Purchasers purchased an aggregate of 1,058 shares of our Series D Preferred Stock (“Series D Preferred Stock”) for an aggregate purchase price of approximately $1.06 million. In addition, in connection with the issuance of the Series D Preferred Stock, the Series D Purchasers received five-year warrants to purchase an aggregate of 814,102 shares of our Common Stock (the “July Warrants”). The July Warrants were exercisable at an exercise price of $1.30 per share of Common Stock, subject to certain adjustments as set forth in the July Warrants.

On June 4, 2023, we entered into Exchange Agreements (the “Exchange Agreements”): (i) with the October Investors for the exchange of October Notes in the aggregate principal amount of $2,616,740 for 2,622 shares Series F Preferred Stock, with $2,035,256 of such principal amount representing original issue discount exchanged for 2,041 of such shares of Series F Preferred Stock representing Private Placement Securities being approved hereby; (ii) with the January Investors for the exchange of January Notes in the aggregate principal amount of $205,276 for 206 shares of Series F Preferred Stock, with none of such shares of Series F Preferred Stock representing Private Placement Securities being approved hereby; (iii) with the Demand Noteholders for the exchange of Demand Notes in the principal amount of $570,279 for 576 shares of Series F Preferred Stock, with $199,598 of such principal amount representing original issue discount exchanged for 205 of such shares of Series F Preferred Stock representing Private Placement Securities being approved hereby; and (iv) with the Series D Purchasers for the exchange of 1,197 shares of Series D Preferred Stock for 1,847 shares of Series F Preferred Stock representing Private Placement Securities being approved hereby.

In addition, in connection with the Exchange Agreements, the Company issued the Series F Warrants. The Series F Warrants are five-year warrants, exercisable at an exercise price of $0.1478 per share of Common Stock, subject to certain adjustments as set forth in the Series F Warrants. The holders may exercise the Series F Warrants on a cashless basis if the shares of our Common Stock underlying the Series F Warrants are not then registered pursuant to an effective registration statement.

The definitive rights and preferences of the Series F Preferred Stock are set forth on a Certificate of Designations, Preferences and Rights of the Series F Preferred Stock with the Secretary of State of the State of Delaware filed on June 5, 2023 (the “Series F COD”). The Series F COD establishes the rights of the shares of Series F Preferred Stock. The following is a summary of the Series F COD and the rights of the holders of Series F Preferred Stock:

Designation, Amount, and Par Value.    The number of shares of Series F Preferred Stock designated is 9,073. The shares of Series F Preferred Stock have a par value of $0.0001 per share and a stated value of $1,000 per share.

Conversion Price.    The Series F Preferred Stock will be convertible into shares of Common Stock at an initial conversion price of $0.1478 (subject to adjustment pursuant to the Certificate of Designation) (the “Series F Conversion Price”).

Dividends.    The Series F Preferred Stock will accrue dividends at a rate of 10% per annum (the “Series F Dividend Rate”) payable on the first calendar day of each month in shares of Common Stock, cash, or a combination of the two, at the Company’s option. If any shares of Series F Preferred Stock remain outstanding on the eighteen (18) month anniversary of the Initial Issuance Date (as defined in the Series F COD), the Series F Dividend Rate will increase by thirty percent (30%) on the first calendar day of each quarter until no shares of Series F Preferred Stock remain outstanding.

Liquidation.    In the event of a Liquidation Event (as defined in the Series F COD), the holders the Series F Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any other shares of capital stock of the Company, equal to the sum of (i) the Black Scholes Value (as defined in the Series F Warrants) with respect to the outstanding portion of all warrants held by such holder of Series F Preferred Stock (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the Series F Conversion Amount (as defined below) on the date of such payment and (B) the amount per share such holder of Series F Preferred Stock would receive if they converted such share of Series F Preferred Stock into Common Stock immediately prior to the date of such payment

Company Redemption.    The Company may redeem all, or any portion, of the Series F Preferred Stock for cash, at a price per share of Series F Preferred Stock equal to the greater of (i) the sum of the stated value plus any declared and unpaid dividends on such share of Series F Preferred Stock (the “Series F Conversion Amount”), and (ii) solely if an Equity Conditions Failure (as defined in the Series F COD) exists, the product of (1) the Series F Conversion Amount divided by the Series F Conversion Price with respect to the amount being redeemed by the Company multiplied by (2) the greatest Closing Sale Price (as defined in the Series F COD) of the Common Stock on any trading day during the period commencing on the date immediately preceding the notice given by the Company of such redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Maximum Percentage.    Holders of Series F Preferred Stock are prohibited from converting shares of Series F Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 4.99% and thereafter adjusted by the holder to a number between 4.99% and 9.99%) (the “Series F Maximum Percentage”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Voting Rights.    The holders of Series F Preferred Stock shall have the right to vote with the holders of shares of Common Stock, voting together as one class, with a number of votes per share of Series F Preferred Stock as is equal to the number of shares of Common Stock into which it is the Series F Preferred Stock is then convertible (subject to the Series F Maximum Percentage) on all matters in which the holders of Series F Preferred Stock are permitted to vote with the class of shares of Common Stock pursuant to applicable law. Holders of Series F Preferred Stock are also entitled to vote as a class as expressly provided in the Series F COD and where required pursuant to applicable law.

Series F-1 Preferred Stock and Series F-1 Warrants

On June 13, 2023, we entered into a Securities Purchase Agreement (the “Series F-1 Purchase Agreement”) with certain accredited investors (the “Series F-1 Purchasers”), pursuant to which, at the closing of the transactions contemplated by the Series F-1 Purchase Agreement (the “Series F-1 Closing”) the Series F-1 Purchasers agreed to purchase an aggregate of 3,583 shares of Series F-1 Preferred Stock for an aggregate purchase price of approximately $2,327,760, with $1,253,409 of such purchase price representing original issue discount and 1,255 of such shares of Series F-1 Preferred Stock representing Private Placement Securities being approved hereby. In addition, in connection with the issuance of the Series F-1 Preferred Stock, the Series F-1 Purchasers received the Series F-1 Warrants. The Series F-1 Warrants are five-year warrants, exercisable at an exercise price of $0.1499 per share of our Common Stock, subject to certain adjustments as set forth in the Series F-1 Warrants. The holders may exercise the Series F-1 Warrants on a cashless basis if the shares of our Common Stock underlying the Warrants are not then registered pursuant to an effective registration statement.

The definitive rights and preferences of the Series F-1 Preferred Stock are set forth on a Certificate of Designations, Preferences and Rights of the Series F-1 Preferred Stock with the Secretary of State of the State of Delaware filed on June 13, 2023 (the “Series F-1 COD”). The Series F-1 COD establishes the rights of the shares of Series F-1 Preferred Stock. The following is a summary of the Series F-1 COD and the rights of the holders of Series F-1 Preferred Stock:

Designation, Amount, and Par Value.    The number of shares of Series F-1 Preferred Stock designated is 9,052. The shares of Series F-1 Preferred Stock have a par value of $0.0001 per share and a stated value of $1,000 per share.

Conversion Price.    The Series F-1 Preferred Stock will be convertible into shares of Common Stock at an initial conversion price of $0.1499 (subject to adjustment pursuant to the Series F-1 COD) (the “Series F-1 Conversion Price”).

Dividends.    The Series F-1 Preferred Stock will accrue dividends at a rate of 10% per annum (the “F-1 Dividend Rate”) payable on the first calendar day of each month in shares of Common Stock, cash, or a combination of the two, at our option. If any shares of Series F-1 Preferred Stock remain outstanding on the eighteen (18) month anniversary of the Initial Issuance Date (as defined in the Series F-1 COD), the F-1 Dividend Rate will increase by thirty percent (30%) on the first calendar day of each quarter until no shares of Series F-1 Preferred Stock remain outstanding.

Liquidation.    In the event of a Liquidation Event (as defined in the Series F-1 COD), the holders the Series F-1 Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any other shares of capital stock of the Company, equal to the sum of (i) the Black Scholes Value (as defined in the Series F-1 Warrants) with respect to the outstanding portion of all Series F-1 Warrants held by such holder of Series F-1 Preferred Stock (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the F-1 Conversion Amount (as defined below) on the date of such payment and (B) the amount per share such holder of Series F-1 Preferred Stock would receive if they converted such share of Series F-1 Preferred Stock into Common Stock immediately prior to the date of such payment

Company Redemption.    The Company may redeem all, or any portion, of the Series F-1 Preferred Stock for cash, at a price per share of Series F-1 Preferred Stock equal to the greater of (i) the sum of the stated value plus any declared and unpaid dividends on such share of Series F-1 Preferred Stock (the “F-1 Conversion Amount”),

and (ii) solely if an Equity Conditions Failure (as defined in the Series F-1 COD) exists, the product of (1) the F-1 Conversion Amount divided by the F-1 Conversion Price with respect to the amount being redeemed by the Company multiplied by (2) the greatest Closing Sale Price (as defined in the Series F-1 COD) of the Common Stock on any trading day during the period commencing on the date immediately preceding the notice given by the Company of such redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Maximum Percentage.    Holders of Series F-1 Preferred Stock are prohibited from converting shares of Series F-1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 4.99% and thereafter adjusted by the holder to a number between 4.99% and 9.99%) (the “F-1 Maximum Percentage”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Voting Rights.    The holders of Series F-1 Preferred Stock shall have the right to vote with the holders of shares of Common Stock, voting together as one class, with a number of votes per share of Series F-1 Preferred Stock as is equal to the number of shares of Common Stock into which it is the Series F-1 Preferred Stock is then convertible (subject to the F-1 Maximum Percentage) on all matters in which the holders of Series F-1 Preferred Stock are permitted to vote with the class of shares of Common Stock pursuant to applicable law. Holders of Series F-1 Preferred Stock are also entitled to vote as a class as expressly provided in the Series F-1 COD and where required pursuant to applicable law.

Series F-2 Preferred Stock and Series F-2 Warrants

On June 14, 2023, we entered into a Securities Purchase Agreement (the “Series F-2 Purchase Agreement”) with certain accredited investors (the “Series F-2 Purchasers”), pursuant to which, at the closing of the transactions contemplated by the Series F-2 Purchase Agreement (the “Series F-2 Closing”) the Series F-2 Purchasers agreed to purchase an aggregate of 1,153 shares of our Series F-2 Preferred Stock for an aggregate purchase price of approximately $748,735, with $403,165 of such purchase price representing original issue discount and 404 of such shares of Series F-2 Preferred Stock representing Private Placement Securities being approved hereby. In addition, in connection with the issuance of the Series F-2 Preferred Stock, the Series F-2 Purchasers received the Series F-2 Warrants. The Series F-2 Warrants are five-year warrants, exercisable at an exercise price of $0.1538 per share of our Common Stock, subject to certain adjustments as set forth in the Series F-2 Warrants. The holders may exercise the Series F-2 Warrants on a cashless basis if the shares of our Common Stock underlying the Series F-2 Warrants are not then registered pursuant to an effective registration statement.

The definitive rights and preferences of the Series F-2 Preferred Stock are set forth on a Certificate of Designations, Preferences and Rights of the Series F-2 Preferred Stock with the Secretary of State of the State of Delaware filed on June 14, 2023 (the “Series F-2 COD”). The Series F-2 COD establishes the rights of the shares of Series F-2 Preferred Stock. The following is a summary of the Series F-2 COD and the rights of the holders of Series F-2 Preferred Stock:

Designation, Amount, and Par Value.    The number of shares of Series F-2 Preferred Stock designated is 9,052. The shares of Series F-2 Preferred Stock have a par value of $0.0001 per share and a stated value of $1,000 per share.

Conversion Price.    The Series F-2 Preferred Stock will be convertible into shares of Common Stock at an initial conversion price of $0.1538 (subject to adjustment pursuant to the Series F-2 COD) (the “Series F-2 Conversion Price”).

Dividends.    The Series F-2 Preferred Stock will accrue dividends at a rate of 10% per annum (the “F-2 Dividend Rate”) payable on the first calendar day of each month in shares of Common Stock, cash, or a combination of the two, at our option. If any shares of Series F-2 Preferred Stock remain outstanding on the eighteen (18) month anniversary of the Initial Issuance Date (as defined in the Series F-2 COD), the F-2 Dividend Rate will increase by thirty percent (30%) on the first calendar day of each quarter until no shares of Series F-2 Preferred Stock remain outstanding.

Liquidation.    In the event of a Liquidation Event (as defined in the Series F-2 COD), the holders the Series F-2 Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any other shares of capital stock of the Company, equal to the sum of (i) the Black Scholes Value (as defined in the Series F-2 Warrants) with respect to the outstanding portion of all Series F-2 Warrants held by such holder of Series F-2 Preferred Stock (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the F-2 Conversion Amount (as defined below) on the date of such payment and (B) the amount per share such holder of Series F-2 Preferred Stock would receive if they converted such share of Series F-2 Preferred Stock into Common Stock immediately prior to the date of such payment

Company Redemption.    The Company may redeem all, or any portion, of the Series F-2 Preferred Stock for cash, at a price per share of Series F-2 Preferred Stock equal to the greater of (i) the sum of the stated value plus any declared and unpaid dividends on such share of Series F-2 Preferred Stock (the “F-2 Conversion Amount”), and (ii) solely if an Equity Conditions Failure (as defined in the Series F-2 COD) exists, the product of (1) the F-2 Conversion Amount divided by the F-2 Conversion Price with respect to the amount being redeemed by the Company multiplied by (2) the greatest Closing Sale Price (as defined in the Series F-2 COD) of the Common Stock on any trading day during the period commencing on the date immediately preceding the notice given by the Company of such redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Maximum Percentage.    Holders of Series F-2 Preferred Stock are prohibited from converting shares of Series F-2 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 4.99% and thereafter adjusted by the holder to a number between 4.99% and 9.99%) (the “F-2 Maximum Percentage”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

Voting Rights.    The holders of Series F-2 Preferred Stock shall have the right to vote with the holders of shares of Common Stock, voting together as one class, with a number of votes per share of Series F-2 Preferred Stock as is equal to the number of shares of Common Stock into which it is the Series F-2 Preferred Stock is then convertible (subject to the F-2 Maximum Percentage) on all matters in which the holders of Series F-2 Preferred Stock are permitted to vote with the class of shares of Common Stock pursuant to applicable law. Holders of Series F-2 Preferred Stock are also entitled to vote as a class as expressly provided in the Series F-2 COD and where required pursuant to applicable law.

We expect to use the proceeds from the Private Placements for repayment of indebtedness, working capital and general corporate purposes.

Nasdaq Stockholder Approval Requirement

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 6. Because your vote is advisory, it will not be binding upon our Board of Directors. For purposes of the approval of Proposal No. 6, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH EXTENSIONS OF THE MATURITY DATE OF PROMISSORY NOTES ISSUED
PURSUANT TO OUR LINE OF CREDIT

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d), for the issuance of 23,000,000 shares of Common Stock, 21,000,000 of which are issuable upon the conversion of 21,000 shares of Series E Preferred Stock (defined below), to a lender in connection with extensions of the maturity date of promissory notes held by such lender.

The information set forth in this Proposal No. 7 is qualified in its entirety by reference to the full text of the form of the Third LOC Note Amendment (defined below) attached as exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on May 18, 2023, as well as the full text of the forms of Series E COD (defined below), LOC Note (defined below), and Line of Credit (defined below), attached as exhibits 3.2, 4.2 and 10.1, respectively, to our Current Report on Form 8-K filed with the SEC on February 3, 2023. Stockholders are urged to carefully read these documents.

Background

On February 2, 2023, we entered into a Line of Credit Agreement (the “Line of Credit”) with a lender, pursuant to which the lender extended to the Company a secured line of credit in an amount not to exceed $100,000,000, to be used to fund expenses related to the fulfillment of contracts with customers of Crown Fiber Optics, our wholly-owned subsidiary. In connection therewith, we issued to the lender a secured promissory note (the “LOC Note”) in a principal amount equal to $2,000,000.

In consideration for entering in the Line of Credit, we issued to the lender (i) 5,000 shares of our newly-created Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), and (ii) a warrant to purchase 45,000 shares of our Series E Preferred Stock.

On February 1, 2023, we filed a Certificate of Designations, Preferences and Rights of the Series E Preferred Stock with the Secretary of State of the State of Delaware (the “Series E COD”). The Series E COD establishes the rights of the shares of Series E Preferred Stock.

Holders of Series E Preferred Stock are entitled to receive when, as and if dividends are declared and paid on our Common Stock, an equivalent dividend (with the same dividend declaration date and payment date), calculated on an as-converted basis without regard to the Beneficial Ownership Limitation (as defined in the Series E COD). Each share of Series E Preferred Stock is convertible into 1,000 shares of Common Stock at the option of holders of the Series E Preferred Stock. Except as otherwise required by the Delaware General Corporation Law or as provided below, the Series E Preferred Stock does not have voting rights. As long as any shares of Series E Preferred Stock are outstanding, in addition to any other requirement of the Delaware General Corporation Law, we will not, without the affirmative vote of the of a majority of the then-outstanding shares of the Series E Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend the Series E COD, (b) amend our Certificate of Incorporation or other charter documents in any manner that materially adversely affects any rights of the holders of Series E Preferred Stock or (c) enter into any agreement with respect to any of the foregoing. The Series E Preferred Stock does not have a preference upon our liquidation, dissolution or winding-up.

On May 1, 2023, we entered into that certain Second Amendment to Secured Note with the lender (the “Second LOC Note Amendment”), pursuant to which the lender agreed to extend the maturity date of the LOC Note until May 15, 2023 in exchange for our payment of $9,246.58 in previously waived interest, as well as the issuance to the lender of 2,000,000 shares of our Common Stock.

On May 15, 2023, we entered into that certain Third Amendment to Secured Note (the “Third LOC Note Amendment”) with the lender, pursuant to which the lender agreed to further extend the maturity date of the LOC Note until June 7, 2023 in exchange for 4,000 shares of our Series E Preferred Stock, which are convertible into 4,000,000 shares of our Common Stock.

On May 30, 2023, we issued a convertible promissory note (the “May Note”) to the lender in an aggregate principal amount equal to $150,000. The May Note was due and payable at any time upon demand by the May Holder after the earlier of (i) the consummation of the our first securities offering after the issuance of the May Note and (ii) June 2, 2023. In connection with the issuance of the May Note, we agreed to issue to the lender 4,000 shares of Series E Preferred Stock, which are convertible into 4,000,000 shares of the our Common Stock.

On June 30, 2023, we agreed to issue an additional 8,000 shares of Series E Preferred Stock, which are convertible into 8,000,000 shares of Common Stock, to the lender for failure to comply with a covenant in the Line of Credit, as amended. In addition, on June 30, 2023, we agreed with the lender to extend the maturity of all promissory notes under the Line of Credit until July 16, 2023 in exchange for the issuance of 5,000 shares of Series E Preferred Stock, which are convertible into 8,000,000 shares of Common Stock.

Nasdaq Stockholder Approval Requirement

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 7. For purposes of the approval of Proposal No. 7, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 7.

PROPOSAL NO. 8

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK TO
HOLDERS OF OUR DEMAND NOTES

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d), for the issuance of 7,413,622 shares of Common Stock to holders of our demand notes with a principal amount of approximately $370,00 issued on May 17, 2023, May 18, 2023, and May 30, 2023 (the “Demand Notes”).

The information set forth in this Proposal No. 8 is qualified in its entirety by reference to the full text of the form of the Demand Note attached as exhibit 10.3 to our Current Report on Form 8-K filed with the SEC on May 18, 2023. Stockholders are urged to carefully read these documents.

Background

Between May 17, 2023 and May 30, 2023, we issued Demand Notes to certain investors (the “Holders”). The Demand Notes were due and payable at any time upon demand by a Holder after the earlier of (i) the consummation of our first securities offering after the issuance of the Demand Notes and (ii) July 16, 2023. The Demand Notes did not bear interest. In connection with the issuance of the Demand Notes, we agreed to issue to the Holders an aggregate of 7,413,622 shares of our Common Stock.

Nasdaq Stockholder Approval Requirement

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 8. For purposes of the approval of Proposal No. 8, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 8.

PROPOSAL NO. 9

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO OR EQUITY LINE OF CREDIT

We are seeking stockholder approval, for purposes of complying with Listing Rule 5635(d), for the issuance of up to $50 million in shares of Common Stock (the “Equity Line of Credit”) to a purchaser (the “ELOC Purchaser”) pursuant to a Common Stock Purchase Agreement with the Company dated July 20, 2023 (the “ELOC Purchase Agreement”).

The information set forth in this Proposal No. 9 is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement attached as exhibit 10.1 to our Current Report on Form 8-K to be filed with the SEC on or about July 24, 2023. Stockholders are urged to carefully read these documents.

Background

On July 20, the Company entered into the ELOC Purchase Agreement with the ELOC Purchaser. Pursuant to the ELOC Purchase Agreement, we have the right, but not the obligation, to sell to the ELOC Purchaser, and the ELOC Purchaser is obligated to purchase, up to an aggregate of $50 million of newly issued shares (the “ELOC Shares”) of our Common Stock.

We do not have a right to commence any sales of our Common Stock to the ELOC Purchaser under the ELOC Purchase Agreement until the time when all of the conditions to our right to commence sales of our Common Stock to the ELOC Purchaser set forth in the ELOC Purchase Agreement have been satisfied, including that a registration statement of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 24-month period from and after the Commencement Date, we will control the timing and amount of any sales of our Common Stock to the ELOC Purchaser. Actual sales of shares of our Common Stock to the ELOC Purchaser under the ELOC Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and our operations.

The purchase price of the shares of Common Stock that we elect to sell to the ELOC Purchaser pursuant to the ELOC Purchase Agreement will be equal to ninety-seven percent (97.0%) of the lower of (i) the lowest intraday sale price of the Common Stock on the Company’s current trading market on the applicable purchase date and (ii) the arithmetic average of the three (3) lowest closing sale prices during the ten (10) trading days immediately preceding the applicable purchase date. There is no upper limit on the price per share that the ELOC Purchaser could be obligated to pay for the Common Stock under the ELOC Purchase Agreement.

Under the applicable Nasdaq rules, in no event may we issue to the ELOC Purchaser under the ELOC Purchase Agreement more than the Exchange Cap equal to 16,552,304 shares of Common Stock (representing 19.99% of the total number of our shares of Common Stock issued and outstanding immediately prior to the execution of the ELOC Purchase Agreement), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or unless sales of Common Stock are made at a price equal to or greater than $0.0839 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. In any event, the ELOC Purchase Agreement provides that we may not issue or sell any shares of our Common Stock under the ELOC Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. The Purchase Agreement also prohibits us from directing the ELOC Purchaser to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by the ELOC Purchaser (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the ELOC Purchaser beneficially owning more than 4.99% of the outstanding Common Stock.

As consideration for the ELOC Purchaser’s irrevocable commitment to purchase shares of Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the ELOC Purchase Agreement, concurrently with the execution and delivery of the ELOC Purchase Agreement, we agreed to issue to the ELOC Purchaser 1,310,429 shares of Common Stock and at the earlier of the date that is thirty days following the closing of the Company’s first public offering of common stock or October 16, 2023, the Company will issue up to an additional 5,244,994 shares of Common Stock as additional commitment shares.

Nasdaq Stockholder Approval Requirement

Listing Rule 5635(d) requires stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power of such company outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities and (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting, either in person or by proxy, and entitled to vote, is required for approval of this Proposal No. 9. For purposes of the approval of Proposal No. 9, abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL NO. 9.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, the compliance by us with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to administer and oversee these processes.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the audit plan, the results of their examinations, and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the issue of its independence from us and management. In addition, the Audit Committee has considered whether the provision of any non-audit services by the independent registered public accounting firm in the year ended December 31, 2022 is compatible with maintaining the registered public accounting firm’s independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully,

Daniel Marcus, Chairman
Dr. DJ Nag

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned during the year ended December 31, 2022, the nine month period ended December 31, 2021 and the fiscal year ended March 31, 2021 by our principal executive officers and our other most highly compensated executive officers as of the end of December 31, 2022 (“Named Executive Officers”).

	Annual Compensation			Other Compensation	Long-Term Compensation Awards
Name and Principal Position	Fiscal Year Ended	Salary	Bonus		Options	Restricted Stock Awards
Douglas Croxall	December 31, 2022	$675,000	$525,000	$—	$37,974	$51,000
Chief Executive Officer	December 31, 2021*	$506,250	$400,000	$—	$30,799	$—
	March 31, 2021	$168,750	$—	$870,000	$2,930,925	$8,925,715

Timothy Koch	December 31, 2022	$250,000	$—	$—	$15,822	$21,250
Chief Technology Officer	December 31, 2021*	$175,833	$—	$—	$—	$—
	March 31, 2021	$180,000	$—	$—	$887,534	$—

Joel Krutz	December 31, 2022	$376,666	$250,000	$—	$25,316	$34,000
Chief Financial Officer	December 31, 2021*	$195,000	$—	$128,389	$—	$1,600,000
	March 31, 2021	$—	$—	$—	$—	$—

Edward Kovalik(1)	December 31, 2022	$184,229	$—	$—	$—	$—
Former President and	December 31, 2021*	$412,500	$—	$—	$—	$2,196,000
Chief Operating Officer	March 31, 2021	$—	$—	$—	$—	$—

Kaijiro Sato(2)	December 31, 2022	$—	$—	$137,499	$—	$—
Former Co-President and	December 31, 2021*	$—	$—	$504,164	$—	$1,896,000
Chief Marketing Officer	March 31, 2021	$—	$—	$—	$—	$—

____________

*        Nine months ended December 31, 2021

(1)      Mr. Kovalik resigned from the Company to pursue other opportunities on October 14, 2022.

(2)      Mr. Sato resigned from the Company to pursue other opportunities on April 29, 2022.

Restricted Stock

A total of 437,500 restricted stock units have been issued to employees, and 100,000 restricted stock units have been issued to advisors, and 138,850 restricted stock units have been granted to members of our board of directors

During the nine months ended December 31, 2021, the Company granted 800,000 restricted stock units with a fair value of approximately $4.1 million, in exchange for 800,000 restricted stock awards issued to an officer of the Company and a consultant. The fair value and vesting terms of the restricted stock units are identical to the terms of the restricted stock awards, and therefore, no incremental stock-based compensation has been recognized during the nine months ended December 31, 2021.

Stock Option Grants

A total of 832,500 stock options have been granted to employees, 0 stock options have been granted to advisors, and 0 stock options have been granted to members of our board of directors.

Narrative Disclosures Regarding Compensation; Employment Agreements

We have entered into employment agreements with two of our Named Executive Officers. The terms and conditions of each of the foregoing arrangements are summarized below.

Doug Croxall Agreement

On June 16, 2021, we entered into an employment agreement with Doug Croxall, our Chief Executive Officer. Pursuant to the agreement, Mr. Croxall will serve as our Chief Executive Officer for a period of two years, which will automatically extend for successive 12 month periods unless terminated by either us or Mr. Croxall. Mr. Croxall will receive an annual base salary of $675,000. Mr. Croxall will also be entitled to an annual discretionary bonus based upon certain performance targets established by our Board of Directors, as well as annual awards under our long-term incentive plan, upon the terms and conditions established by our Board of Directors. Additionally, upon successfully securing funding of $15 million or more from the public offering of our Common Stock, Mr. Croxall is entitled to receive 1,061,905 restricted shares of our Common Stock and a one-time bonus of $400,000. The award of restricted stock as set forth above is subject to Mr. Croxall’s execution of a restricted stock agreement called for by the 2022 Employee Incentive Plan with one-time vesting of the shares to be 12 months from the effective date thereof, subject to the terms of the 2022 Employee Incentive Plan. On October 31, 2022, our Board of Directors approved an increase of Mr. Croxall’s annual base salary to $700,000 effective January 1, 2023.

Joel Krutz Agreement

On June 21, 2021, we entered into an employment agreement with Joel Krutz to serve as our Chief Financial Officer. Pursuant to the agreement, Mr. Krutz will serve as our Chief Financial Officer for a period of two years, which will automatically extend for successive 12 month periods unless terminated by either us or Mr. Krutz. Mr. Krutz will receive an annual base salary of $360,000. Mr. Krutz will also be entitled to an annual discretionary bonus based upon certain performance targets established by our Board of Directors, as well as annual awards under our 2022 Employee Incentive Plan, upon the terms and conditions established by our Board of Directors. We have also agreed to award Mr. Krutz 400,000 restricted shares of our Common Stock and a relocation payment of $60,000. The award of restricted stock is subject to Mr. Krutz’s execution of a restricted stock agreement called for by the 2020 Long-Term Incentive Plan and will vest in equal monthly installments over a period of 36 months. On October 31, 2022, we entered into an amended employment agreement, pursuant to which Mr. Krutz will continue his service as our Chief Financial Officer, and also became our Chief Operating Officer, and pursuant to which Mr. Krutz will receive an annual salary of $560,000 effective January 1, 2023. The other terms of Mr. Krutz’s employment agreement remain unchanged.

Outstanding Equity Awards at Fiscal Year End

2022 Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of December 31, 2022:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Doug Croxall	166,667	—	166,667	0.15	2.28.2023	116,666	$39,666	—	—
Doug Croxall	250,000	—	250,000	1.20	1.17.2024	—	—	—	—
Doug Croxall	1,083,333	—	1,083,333	2.25	4.13.2025	—	—	—	—
Doug Croxall	1,421,967	—	1,421,967	3.60	12.30.2025	—	—	—	—
Doug Croxall	430,556	—	430,556	1.20	12.30.2025	—	—	—	—
Doug Croxall	13,149	—	13,149	3.60	4/1/2026
Doug Croxall	116,666	—	116,666	0.34	9/23/2032
Tim Koch	244,000	—	244,000	0.15	2.28.2028	—	—	—	—
Tim Koch	50,000	—	50,000	1.20	1.17.2029	—	—	—	—
Tim Koch	320,000	—	320,000	2.25	4.13.2030	—	—	—	—
Tim Koch	597,015	—	597,015	3.60	12.30.2030	—	—	—	—

Joel Krutz						188,889	$470,889

Option Re-pricings

We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards to our Named Executive Officers during fiscal year 2022.

Compensation of Directors

2022 Director Compensation Table

The following Director Compensation Table sets forth information concerning compensation for services rendered by our independent directors for fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Dr. DJ Nag(2)	$52,000	$33,692		$—	$85,692
John Marchese(3)		54,165		—	54,165
Christopher Smith(4)		54,165		—	54,165
Gary C. Hanna(5)	27,978	32,021		—	59,999
Gizman I. Abbas(6)	27,978	32,021		—	59,999
Daniel Marcus	25,565				25,565
Total:	$133,522	$206,623		$—	$339,586

____________

(1)      Represents the aggregate grant date fair value under FASB ASC Topic 718 of options to purchase shares of our Common Stock granted during fiscal year 2022.

(2)      Dr. Nag was appointed to serve as a member of the Board of Directors in July 2020. Dr. Nag held options to purchase 33,333 shares of our Common Stock.

(3)      Mr. Marchese was appointed to serve as a member of the Board of Directors in December 2020. Mr. Marchese held options to purchase 33,333 shares of our Common Stock. Mr. Marchese chose not to stand for re-election as a member of our Board of Directors in 2022.

(4)      Mr. Smith was appointed to serve as a member of the Board of Directors in December 2020. Mr. Smith held options to purchase 33,333 shares of our Common Stock. Mr. Smith chose not to stand for re-election as a member of our Board of Directors in 2022

(5)      Mr. Hanna was appointed to serve as a member of the Board of Directors in March 2021. Mr. Hanna held options to purchase 33,333 shares of our Common Stock. Mr. Hanna resigned as a member of our Board of Directors on October 14, 2022.

(6)      Mr. Abbas was appointed to serve as a member of our Board of Directors in March 2021. Mr. Abbas held options to purchase 33,333 shares of our Common Stock. Mr. Abbas resigned as a member of our Board of Directors on October 14, 2022.

Mr. Croxall has not been included in the Director Compensation Table because he is a Named Executive Officer of our company, and all compensation paid to him during our 2022 fiscal year is reflected in the Summary Compensation Table above.

Director Compensation Program

Directors who are employees of our company or of any of our subsidiaries receive no additional compensation for serving on our Board of Directors or any of its committees. All directors who are not employees of our company or of any of our subsidiaries are compensated at the rate of $12,000 per quarter. The Lead Independent Director receives a quarterly premium of $1,500 and Committee Chairs $1,000. All directors who are not employees are eligible for annual equity compensation of $75,000 payable in shares of Common Stock.

Equity Compensation Plan Information

On October 31, 2022, we adopted our 2022 Long-Term Incentive Plan (the “2022 Plan”). Under the 2022 Plan, the maximum number of shares of our Common Stock as to which awards may be granted under the 2022 Plan may not exceed four million two hundred thousand (4,200,000) shares (the “Initial Share Limit”), which amount is subject to proportional adjustment as determined by our Board of Directors to reflect certain stock changes, such as stock dividends and stock splits.

Notwithstanding the foregoing, (a) the total number of shares of Common Stock that may be delivered pursuant to awards under the 2022 Plan shall automatically increase on the first trading day of each calendar year, beginning with the 2023 calendar year, by such number of shares of Common Stock as are necessary so that the total number of shares reserved for issuance under the 2022 Plan shall be equal to 19.9% of the total number of outstanding shares of Common Stock, determined on a fully diluted basis as of the applicable trading date (the “Stipulated Percentage”); (b) our Board of Directors may act prior to January 1st of a given calendar year to provide that (i) there will be no such automatic annual increase in the number of shares reserved for issuance under the 2022 Plan or (ii) the increase in the number of shares for such calendar year will be a lesser number of shares than necessary to maintain the Stipulated Percentage of shares reserved for issuance under the 2022 Plan.

On December 16, 2020, we adopted our 2020 Long-Term Incentive Plan (the “2020 Plan”). Under the 2020 Plan, there are 5,333,333 shares of our Common Stock available for issuance and the 2020 Plan has a term of 10 years. The available shares in the 2020 Plan will automatically increase on the first trading day in January of each calendar year during the term of the 2022 Plan, commencing with January 2021, by an amount equal to the lesser of (i) five percent (5%) of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, (ii) 1,000,000 shares of Common Stock or (iii) such number of shares of Common Stock as may be established by our Board of Directors.

We grant equity-based compensation under our 2020 Plan and our 2016 Equity Incentive Plan (the “Plan”). The 2020 Plan and 2016 Plan allows us to grant incentive and nonqualified stock options, and shares of restricted stock to our employees, directors and consultants. On June 14, 2019, the Board of Directors approved increasing the number of shares allocated to our 2016 Plan from 5,500,000 to 7,333,333.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted- Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	17,973,158	N/A	5,077,280
Equity compensation plans not approved by security holders	—	N/A	—
Total	17,973,158	N/A	5,077,280

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at this 2023 annual meeting of stockholders, because the 2023 annual meeting of stockholders is being held more than 30 days before the anniversary date of the 2022 annual meeting of stockholders, stockholder proposals must be submitted no later than the close of business on July 28, 2023 (five business days after the filing of this proxy statement).

To be considered for such presentation at our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), any such stockholder proposal must be received by the Secretary, Crown Electrokinetics Corp., 11601 Wilshire Blvd., Suite 2240, Los Angeles, California 90025 not less than sixty days nor more than ninety days before the first anniversary of the date on which the corporation held its annual meeting in the immediately preceding year, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act, provided that if the 2024 Annual Meeting is scheduled to be held on a date more than 30 days before or after the anniversary date of the 2023 annual meeting of stockholders, a stockholder’s proposal shall be timely if delivered to, or mailed to and received by, the Board of Directors of our company not later than the close of business on the fifth day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by us, and in any case discretionary authority may be used if such proposal is untimely submitted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2022, the Reporting Persons met all applicable Section 16(a) filing requirements.

OTHER MATTERS

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to Crown Electrokinetics Corp., 11601 Wilshire Blvd., Suite 2240, Los Angeles, California 90025, Attn: Chief Financial Officer.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares are represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

Annex A

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

CROWN ELECTROKINETICS CORP.

Crown Electrokinetics Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Article Four, so that, as amended, the following Section C shall be added after Section B:

“C. Reverse Stock Split. Effective at [            ], Eastern Time, on [            ] (the “Reverse Split Effective Time”), every ([            ]) share of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the Reverse Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock, subject to the treatment of fractional interests as described below (the “Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. Stockholders of record who otherwise would be entitled to receive fractional shares in connection with such combination will instead be entitled to receive, in lieu of such fractional shares, an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of our Common Stock on The Nasdaq Global Market on the date on which the Effective Time occurs. As of the Split Effective Time and thereafter, a certificate(s) representing shares of Common Stock prior to the Reverse Split is deemed to represent the number of post-Reverse Split shares into which the pre-Reverse Split shares were reclassified and combined. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the Reverse Split.”

SECOND. That a resolution was duly adopted by unanimous written consent of the directors of the Corporation, pursuant to Section 242 of the DGCL, setting forth the above mentioned amendment to the Amended and Restated Certificate of Incorporation and declaring said amendment to be advisable.

THIRD. That this amendment was duly authorized by the holders of a majority of the voting stock of the Corporation by written consent of the stockholders of the Corporation. Said amendment was duly adopted in accordance with the provisions of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the Chief Executive Officer of the Corporation this ___ day of ______, 202__.

CROWN ELECTROKINETICS CORP.
By:
Name:
Title:

Annex A-1

SCAN TO VIEW MATERIALS & VOTE CROWN ELECTROKINETICS CORP. 1110 NE CIRCLE BLVD. CORVALLIS, OR 97330 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V18401-Z85806 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CROWN ELECTROKINETICS CORP. For Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: All All Except 1. To elect three (3) persons to our Board of Directors, each to hold office until the 2024 Annual Meeting of Stockholders and until their respective successors shall have been duly elected or appointed and qualify; Nominees: 01) Douglas Croxall 02) Daniel Marcus 03) Dr. DJ Nag The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of Marcum LLP as our independent registered public accounting firm; 3. To approve a reverse stock split of our common stock at a ratio of not more than 1-for-60, such ratio to be determined by the Board of Directors on or prior to December 15, 2023, in its sole discretion; 4. To approve the issuance of shares of common stock to holders of certain senior secured notes in connection with the extension of the maturity date thereof; 5. To approve the issuance of shares of common stock and warrants to purchase shares of common stock to holders of certain of our secured convertible notes in connection with the amendment and waiver of certain terms thereof; 6.To approve the private placements of shares of preferred stock and warrants to purchase common stock; 7. To approve the issuance of shares of common stock in connection with extensions of the maturity date of promissory notes pursuant to our line of credit; 8. To approve the issuance of shares of common stock to holders of our demand notes; and 9. To approve the issuance of shares of our common stock pursuant to our equity line of credit. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement is available at www.proxyvote.com. V18402-Z85806 CROWN ELECTROKINETICS CORP. Annual Meeting of Stockholders August 11, 2023 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby authorize(s) Doug Croxall, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CROWN ELECTROKINETICS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on August 11, 2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side